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EXHIBIT 1

                   DESIGNATION OF SUCCESSOR SPECIAL TRUSTEE
                     OF DONALD B. KAUFMAN REVOCABLE TRUST


          This Designation of Successor Special Trustee is made with reference to the following facts:


     A. Eli Broad ("Broad") is presently acting as special trustee of the Donald B. Kaufman Revocable Trust created under instrument dated June 14, 1982 (the "Trust").

     B. Broad wishes to designate a successor special trustee of the Trust upon the terms and conditions hereafter stated.

     C. Upon the acceptance of said conditions and the completion and said designation, Broad intends to resign as special trustee of the Trust.

     D. Broad is concerned about the identity of any future successor special trustees of the Trust that may be appointed.

     E. After the resignation of Broad as special trustee, Edward A. Landry ("Landry") is willing to assume the office of successor special trustee of the Trust upon the terms and conditions set forth below.
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     THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS AND TAKE THE ACTIONS SET
FORTH BELOW:

     1. Broad hereby revokes all designations of successor special trustees of the Trust heretofore made by him pursuant to paragraph (B) of article III of the Trust.

     2. If Landry becomes unable or unwilling to act any longer in the capacity of special trustee, Landry agrees that he will give Board the right to approve any successor trustee appointed by Landry.

     3. Landry agrees that before directing or permitting the disposition or encumbrance of any Class B common stock (super voting stock) of SunAmerica Inc., he will cause the Trust to give Broad the option, for fifteen (15) days from the delivery to Broad of a written option, to purchase such shares as the Trust wishes to sell or encumber. The consideration for such shares shall at Broad's option, be either cash in an amount equal to the fair market value of a like amount of SunAmerica Inc. common stock as listed on the New York Stock Exchange on the date of the closing of the purchase, or an equal number of shares of SunAmerica Inc. common stock. The closing shall occur within five (5) days of delivery by Broad to Landry of a written acceptance of the offer.



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     4.  In reliance upon the foregoing representations and agreements by
Landry, Broad hereby designates Landry as successor special trustee of the Trust.

     Dated this 14th day of April, 1994 at Los Angeles, California.

                                          /s/ ELI BROAD
                                          ------------------------
                                          ELI BROAD

     Edward A. Landry states that he has read this entire document and in consideration of being named as special trustee under the Donald B. Kaufman Revocable Trust agrees that from and after becoming special trustee of the Trust he shall be bound by all of the provisions of this document.

     Dated this 14th day of April, 1994 at Los Angeles, California.

                                          /s/ EDWARD A. LANDRY
                                          ------------------------
                                          EDWARD A. LANDRY


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      Receipt of this document is hereby acknowledged this ___________ day of
_________________________, 1994.


                                            J.P. MORGAN CALIFORNIA


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                        RESIGNATION OF SPECIAL TRUSTEE




        Eli Broad, special trustee of the Donald B. Kaufman Revocable Trust under instrument dated June 14, 1982 hereby resigns as special trustee of the Donald B. Kaufman Revocable Trust.

        Dated this 14th day of April, 1994 at Los Angeles, California.




                                       /s/ ELI BROAD
                                       -----------------------------------
                                       ELI BROAD


        Receipt of this document is hereby acknowledged this __________ day of ________________, 1994.




                                       J.P. MORGAN CALIFORNIA



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